                                                                   EXHIBIT 10.05

                          STOCK REPURCHASE AGREEMENT

     This Stock Repurchase Agreement dated as of February 25, 2000 (this "Agreement"), is made and entered into by and between DoveBid, Inc, a Delaware corporation, (the "Corporation"), Ross Dove (the "Founder") and The Dove Holdings Corporation, a California corporation ("Holdings"). Certain capitalized terms used in this Agreement are defined in Section 13 below.

     The parties hereto agree as follows:

     Section 1.  Repurchase Right.
                 ----------------

          (a) Of the 21,754,802 shares of Common Stock now owned by Holdings, Holdings and the Founder agree that 19.444% of such shares of Common Stock or 4,230,004 shares held by Holdings (the "Vesting Shares") will be subject to the following repurchase right exercisable by the Corporation.

          (b) In the event that the Founder's employment with the Corporation is terminated by a Voluntary Termination or for Cause, the Corporation shall have the right (the "Repurchase Right"), but not the obligation, to repurchase a number of Vesting Shares equal to the total number of all the Vesting Shares multiplied by a fraction, (i) the numerator of which shall be 28 minus the number of full calendar months between the Starting Date and the termination of Founder's employment and (ii) the denominator of which shall be 28. The number of Vesting Shares shall be appropriately adjusted to reflect all stock splits, stock dividends and recapitalizations effected after the date hereof.

          (c) The purchase price for any and all Vesting Shares repurchased by the Corporation pursuant to this Agreement shall be $0.33 per share, as appropriately adjusted to reflect all stock splits, stock dividends and recapitalizations effected after the date hereof.

          (d) If the Corporation elects to exercise the Repurchase Right, the Corporation will have 90 days following such termination of Founder's employment to notify Founder and Holdings and close the repurchase transaction. The Corporation's notice to Founder and Holdings shall state the number of Vesting Shares it elects to repurchase and the day and time for settlement and closing of the transaction, which shall take place at the offices of the Corporation.

          (e) Upon delivery of such notice and payment of the purchase price, the Corporation shall become the legal and beneficial owner of the Vesting Shares being repurchased and all rights and interest therein or related thereto, and the Corporation shall have the right to transfer to its own name or the name of its assignee the Vesting Shares being repurchased by the Corporation, without further action by Founder.

          (f) Notwithstanding the foregoing, the occurrence of any of the following shall cancel the Repurchase Right:

               (i)    the death of the Founder;

               (ii) any disability of the Founder that renders impossible the fulfillment of Founder's duties as an employee of the Corporation and continues for a period greater than 6 months;

               (iii)  any breach of this Agreement by the Corporation;

               (iv)   the closing of an Acquisition; or

               (v) if the Founder's employment with the Corporation is terminated by the Corporation without Cause or by the Founder for Good Reason.

          (g) In the event of a conflict between the provisions of this Agreement and that certain Amended and Restated Stockholders' Agreement of even date herewith among the Corporation, Holder and certain of the Corporation's stockholders, the provisions of the Stockholders' Agreement shall control.

     Section 2.  Escrow.  Each of the Founder and Holdings shall escrow the
                 ------
Founder Vesting Shares and the Holdings Vesting Shares, respectively, with the Secretary or Assistant Secretary of the Corporation and shall deliver to the Secretary or Assistant Secretary the fully executed Escrow Instructions in the form of Exhibit A hereto (the "Escrow Instructions"), together with three Assignments Separate from Certificate in the form of Exhibit B hereto, to be executed in blank (pursuant to the Escrow Instructions), to permit a transfer of Vesting Shares if the Corporation exercises its Repurchase Right.

     Section 3.  Adjustments.  If from time to time, during the term of the
                 -----------
Repurchase Right, there is any change affecting the Corporation's outstanding Common Stock as a class that is effected without receipt of consideration by the Corporation (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend of property other than stock, stock split, reverse split or other transaction), then any new, substituted or additional securities or other property to which Founder or Holdings is entitled as a holder of the Vesting Shares, which remain subject to the Repurchase Right, shall be added to the escrow and subject to the same treatment as the Vesting Shares.

     Section 4.  Ownership Rights.  Each of the Founder and Holdings shall be
                 ----------------
deemed to be the record and beneficial owner of the Founder Vesting Shares and the Holdings Vesting Shares, respectively, for all purposes, including the right to vote such Vesting Shares, except to the extent any of such Vesting Shares are repurchased by the Corporation pursuant to the Repurchase Right.

     Section 5.  Limitations on Transfer.  In addition to any other limitation
                 -----------------------
on transfer created by applicable securities laws, the Corporation's bylaws or other agreements, each of the Founder and Holdings shall not assign, hypothecate, donate, pledge, encumber or otherwise dispose of any interest in the Vesting Shares to the extent the Vesting Shares are subject to the Repurchase Right.

     Section 6.  Restrictive Legends.  All certificates representing the Vesting
                 -------------------
Shares subject to the Repurchase Right shall have endorsed thereon a legend in substantially the following form (in addition to any other legend which may be required by law or by other agreements):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN A STOCK REPURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE CORPORATION."

     Section 7.  Refusal to Transfer.  The Corporation shall not be required (a)
                 -------------------
to transfer on its books any shares of Vesting Shares of the Corporation which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     Section 8.  No Employment Rights.  This Agreement is not an employment
                 --------------------
contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation (or a parent or subsidiary of the Corporation) to terminate Founder's employment for any reason at any time, with or without cause and with or without notice.

     Section 9.  Specific Performance.  It is the intention of the parties that
                 --------------------
the Corporation, upon exercise of the Repurchase Right and payment of the repurchase amount, pursuant to the terms of this Agreement, shall be entitled to receive the Vesting Shares, in specie, in order to have such Vesting Shares available for future issuance without dilution of the holdings of other stockholders. Furthermore, it is expressly agreed among the parties hereto that money damages are inadequate to compensate the Corporation for the Vesting Shares and that the Corporation shall, upon proper exercise of the Repurchase Right, be entitled to specific enforcement of its rights to purchase and receive the portion of the Vesting Shares it has repurchased.

     Section 10. Assignment.  The Corporation may assign its rights under this
                 ----------
Agreement to any stockholder of the Corporation upon notice to the Founder and Holdings.

     Section 11. Notices.  All notices, requests, consents and other
                 -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been given for all purposes upon (i) personal delivery, (ii) one day after being sent, when sent by professional overnight courier service from and to locations within the United States, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by facsimile and when receipt has been confirmed, addressed (A) if to Company at the address or facsimile number, as applicable set forth on the signature pages hereto; or (B) if to the Founder, addressed to the Founder at his address or facsimile number, as applicable, as shown on the stock register maintained by Company; or (B) if to Holdings, addressed to Holdings, at its address or facsimile number, as applicable, as shown on the stock register maintained by Company. Notwithstanding any provision hereof to the contrary, any notice to Holdings shall be deemed a notice to the Founder and any notice to the Founder shall be deemed a notice to Holdings. The addresses for the purposes of this Section 12 may be changed by giving written notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the address provided herein shall be deemed to continue in effect for all purposes hereunder.

     Section 12.  Miscellaneous.  This is the entire agreement of the parties
                  -------------
regarding the subject matter of this Agreement. This Agreement may only be modified or terminated by a written instrument duly authorized by the board of directors of the Corporation and signed by Founder, Holdings and an authorized representative of the Corporation. This Agreement shall be governed by California law, without reference to its principles of conflict of laws.

     Section 13.  Definitions.  As used herein the following capitalized terms
                  -----------
have the respective meanings assigned below.

     An "Acquisition" means (i) the acquisition by any person or entity, directly or indirectly, from the stockholders of the Corporation, beneficially or of record, securities of the Corporation representing fifty (50%) percent of the total voting power of all its then outstanding voting securities, (ii) a merger or consolidation of the Corporation in which the Corporation's voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation or (iii) a sale of substantially all of the assets of the Corporation or a liquidation or dissolution of the Corporation.

     "Cause" with respect to the Founder, means any of the following: (i) gross negligence or willful misconduct in the performance of the Founder's duties to the Corporation (other than as a result of death or a disability) that has resulted or is likely to result in substantial and material damage to the Corporation, after a written demand for substantial performance is delivered to the Founder by the Board of Directors which specifically identifies the manner in which the Board believes the Founder has not substantially performed the Founder's duties and the Founder has been provided with a reasonable opportunity to cure any alleged gross negligence or willful misconduct; (ii) repeated failure to perform the Founder's duties to the Corporation as requested in writing by the Board of Directors (other than as a result of death or a disability); (iii) Founder's commission of any act of fraud with respect to the Corporation; or (iv) Founder's conviction of a felony or a crime causing material harm to the business and affairs of the Corporation. No act or failure to act by the Founder shall be considered "willful" if done or omitted by the Founder in good faith with reasonable belief that the Founder's action or omission was in the best interests of the Corporation.

     "Common Stock" means the common stock, par value $0.001 per share, of the Corporation.

     "Good Reason" means the occurrence of any of the following events without the Founder's prior written consent: (i) a reduction in the Founder's base salary; (ii) a material adverse change in the Founder's title; (iii) a material adverse change in the Founder's responsibilities or authority; (iv) a material reduction in the Founder's employee benefits other than a reduction in employee benefits which applies to all the Corporation employees of comparable position and experience; or (v) a relocation of the Founder's place of employment outside of the seven (7) San Francisco Bay Area counties.

     "Starting Date" means February 25, 2000.

     "Voluntary Termination" means any termination of employment by Founder other than for Good Reason.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


THE CORPORATION:              DOVEBID, INC.


                              By:       /s/ Jeffrey Crowe
                                 -----------------------------------------
                                 Jeffrey Crowe, President

                                Address:  DoveBid, Inc.
                                1241 East Hillsdale Blvd.
                                Foster City, CA 94404
                                Facsimile No.: (650) 571-5980
                                Attention: Corporate Assistant Secretary


THE FOUNDER:                            /s/ Ross Dove
                                 -----------------------------------------
                                 ROSS DOVE

                                 Address:
                                         ---------------------------------

                                 -----------------------------------------

                               Facsimile No.:
                                             -----------------------------


HOLDINGS:                     THE DOVE HOLDINGS CORPORATION


                              By:       /s/ Ross Dove
                                 -----------------------------------------
                                 Ross Dove, President

                                 Address:
                                         ---------------------------------

                                 -----------------------------------------

                                 Facsimile No.:
                                               ---------------------------
                                 Attention:
                                           -------------------------------